UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2009
(Date of earliest event reported)

TRACK DATA CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	0-24634	22-3181095
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		Number)

95 Rockwell Place, Brooklyn, New York	11217
(Address of Principal Executives Offices)	(Zip Code)

(718) 522-7373
(Registrant's telephone number including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (14 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The following information is furnished pursuant to Item 1.01, “Entry into a Material Definitive Agreement.”

On May 4, 2009, the Company, Barry Hertz, its Principal Stockholder, Silver Polish LLC (“SPLLC”), a New Jersey limited liability company of which Mr. Hertz is the general manager, and another unrelated individual, entered into an agreement with Sovereign Bank (“Sovereign”), pursuant to which SPLLC will purchase the note and mortgage on a real estate development known as Sterling Place, located in Lakewood, New Jersey. The mortgage is currently in default and is the subject of a foreclosure proceeding by Sovereign which Sovereign has agreed to assign to SPLLC.  The total purchase price is $8.8 million, of which $5 million has been paid to Sovereign by SPLLC and $3.8 million of which is payable in November 2009 and is evidenced by a promissory note payable by SPLLC, on which the Company, Mr. Hertz and the other party to the Agreement are jointly and severally liable.

The Company has invested $3 million in SPLLC and an aggregate of $2 million has been invested by Mr. Hertz, a limited partnership of which Mr. Hertz is the general partner, and certain other persons.  The agreement among the SPLLC investors provides for the investors to first recover their investments, and that from any profits above such investments, an unrelated construction manager will be paid a fee of 15 to 25% of such profits, depending on the amount of the profits realized.  In addition, in the event the investors receive a return of at least 20% after payment of the construction manager fee, Mr. Hertz will receive a syndication fee of up to 15% providing that after such payment to Mr. Hertz the investors still receive at least a 20% return on their investment.

SPLLC intends to pay the note to Sovereign from the proceeds of sales of the unfinished homes in the development, many of which have been substantially completed.  To the extent that there are not sufficient sale proceeds to pay the note in full by its maturity date SPLLC will be required to pay off the balance of the note or forfeit the initial $5 million paid to Sovereign.

In addition, the agreement with Sovereign requires the replacement with an alternative surety of a standby letter of credit issued by Sovereign to the municipality to assure completion of certain site improvements. If such alternative surety acceptable to the municipality is not arranged by June 15, 2009 or under certain circumstances, July 15, 2009, SPLLC will be liable to pay the Bank an additional $543,000. This obligation is also evidenced by the promissory note referred to above, the aggregate amount of such note being $4.3 million. It is expected that a performance bond will be provided in lieu of such standby letter of credit.  If a performance bond is not acceptable to the municipality, it is expected that SPLLC will obtain a letter of credit, in which case it may be required to place a back-to-back deposit at the bank providing such letter of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2009	By	/s/ Martin Kaye

Martin Kaye
CEO, CFO